                                                                   EXHIBIT 10.40

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

INTEL/NUMERICAL CONFIDENTIAL
FINAL EXECUTION VERSION


                        PATENT CROSS LICENSE AGREEMENT

                     BETWEEN NUMERICAL TECHNOLOGIES, INC.

                             AND INTEL CORPORATION

This Patent License Agreement ("Agreement") is entered into as of April 17, 2001 ("Effective Date") by and between Numerical Technologies, Inc., a Delaware corporation, having an office at 70 West Plumeria Drive, San Jose, CA 95134-2134, U.S.A. ("Numerical") and Intel Corporation, a Delaware corporation, having an office at 2200 Mission College Blvd., Santa Clara, California 95052, U.S.A. ("Intel") (individually or collectively "party" or "parties").

IN CONSIDERATION OF THE MUTUAL COVENANTS AND PROMISES CONTAINED HEREIN, THE PARTIES AGREE AS FOLLOWS:

1.   DEFINITIONS
     -----------

          1.1. "Capture Period" shall mean any time on or prior to the [***] anniversary of the Effective Date.

          1.2. "Change of Control" shall mean a transaction or a series of related transactions in which (i) one or more related parties who did not previously own at least a fifty percent (50%) interest in a party to this Agreement obtain at least a fifty percent (50%) interest in such party, and, in the reasonable business judgment of the other party to this Agreement, such change in ownership will have a material effect on the other party's business, or (ii) a party acquires, by merger, acquisition of assets or otherwise, all or any portion of another legal entity such that the market capitalization value of such party on the Change of Control Date is greater than 200% of the Measure Market Value. For the purposes of this Section 1.2, "Measure Market Value" means the highest closing market value of such party over the previous twelve month period as measured from the day prior to the signing of the agreement for the transaction resulting in the Change of Control.

          1.3. "Design" means any information used to describe or represent an Integrated Circuit (or part thereof) for the purpose of manufacturing such Integrated Circuit, including, without limitation, layouts, netlists, floor plans, logical or electrical descriptions and schematics.

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

INTEL/NUMERICAL CONFIDENTIAL


          1.4. "Flash Memory Products" shall mean non-volatile Integrated Circuits capable of storing data that are electrically programmable and electrically erasable.

          1.5. "Information System Product" shall mean any active circuit element, apparatus, appliance, circuit assembly, computer, device, equipment, firmware, housing, Integrated Circuit, instrumentality, material, method, passive circuit element, process, service, software, substrate or other means for calculating, classifying, combining, computing, detecting, displaying, handling, hosting, imaging, inputting, manifesting, measuring, modifying, networking, originating, photographing, playing, printing, processing, providing, receiving, recording, reproducing, retrieving, scanning, serving, storing, switching, transmitting or utilizing data or other information for business, scientific, control or other purposes, including components and subsystems thereof or supplies therefore.

          1.6.  "Integrated Circuit" shall mean an integrated unit comprising
                (a) one or more active and/or passive circuit elements associated on one or more substrates, such unit forming, or contributing to the formation of, a circuit for performing electrical functions (including, if provided therewith, housing and/or supporting means) in combination with (b) any and all firmware, microcode or drivers, if needed to cause such circuit to perform substantially all of its intended hardware functionality, whether or not such firmware, microcode or drivers are shipped with such integrated unit or installed at a later time.

          1.7. "Integrated Circuit Manufacturing Process Technology" shall mean methods and processes performed during the actual fabrication of Integrated Circuits and Masks except to the extent that such methods and processes are: (1) performed by the use or creation of Numerical Software, and/or (2) the creation of Numerical Mask Portions and the use of such Numerical Mask Portions during the process of imaging, modeling, testing, analysis and inspection of Numerical Integrated Circuit Portions; regardless of whether or not the foregoing activities (set forth in subparts (1) and (2) of this Section 1.7) are performed as Numerical Consulting Services.

          1.8. "Intel Architecture Emulator" shall mean software that, through emulation, simulation or any other process, allows a computer that does not contain an Intel Compatible Processor (or a processor that is not an Intel Compatible Processor) to execute binary code that is capable of being executed on an Intel Compatible Processor.

          1.9. "Intel Compatible Chipsets" shall mean one or more Integrated Circuits that alone or together are capable of (i) electrically interfacing directly (with or without buffering or pin reassignment) with an Intel Processor to form the connection between an Intel Processor and any other device including, without limitation, Processors,

INTEL/NUMERICAL CONFIDENTIAL

                input/output devices, and memory; or (ii) communicating directly with any Intel Compatible Processor through an Intel Interface.

          1.10. "Intel Compatible Compiler" shall mean a compiler that generates object code that can, with or without additional linkage processing, be executed on any Intel Processor.

          1.11. "Intel Compatible Processor" shall mean any Processor that (a) can perform substantially the same functions as an Intel Processor by compatibly executing or otherwise processing (i) a substantial portion of the instruction set of an Intel Processor or (ii) object code versions of applications or other software targeted to run on or with an Intel Processor, in order to achieve substantially the same result as an Intel Processor; or
                (b) is substantially compatible with an Intel Processor Bus.

          1.12. "Intel Interface" shall mean a proprietary bus or other data path first introduced by Intel that (a) is capable of transmitting and/or receiving information inside an Integrated Circuit or between two or more Integrated Circuits, together with the set of protocols defining the electrical, physical, timing and functional characteristics, sequences and control procedures of such bus or data path; and (b) Intel has not granted a license to or committed to grant a license to through participation in a formal or informal Standard Industry Group or other standard setting body; and (c) Intel has not publicly disclosed with no obligation of confidentiality.

          1.13. "Intel Licensed Products" shall mean any Intel product that constitutes: (a) an Information System Product (b) software or
                (c) any combination thereof, that are sold by Intel as Intel's own product (subject to the limitations set forth in Section 3.4) and not on behalf of another, provided that Intel Licensed Products shall not include any Numerical Proprietary Products.

          1.14. "Intel Processor" shall mean a Processor first developed by, for or with substantial participation by Intel, or the design of which has been purchased or otherwise acquired by Intel, including without limitation the Intel 8086, 80186, 80286, 80386, 80486, Pentium(R), Pentium Pro, Pentium(R) II, Pentium(R) III, StrongARM, Xscale, Frio, Itanium(R) processor, 80860 and 80960 microprocessor families, and the 8087, 80287, and 80387 math coprocessor families.

          1.15. "Intel Processor Bus" shall mean an Intel Interface that is capable of connecting one or more Intel Processors to each other, to an Intel Compatible Chipset or to a main memory or cache.

          1.16. "Intel Proprietary Product" shall mean Integrated Circuits (except Numerical Integrated Circuit Portions), Integrated Circuit Manufacturing Process Technology,

INTEL/NUMERICAL CONFIDENTIAL

                Intel Compatible Processors, Intel Architecture Emulators, Intel Compatible Compilers, Intel Compatible Chipsets, Intel Interfaces (including Intel Processor Buses) and Flash Memory Products.

          1.17 "Licensed Party" shall mean a party which is licensed under this Agreement.

          1.18 "Mask" shall mean a plate that has been patterned to modulate the intensity or phase of light in order to project an optical image onto silicon wafers as part of the process for manufacturing Integrated Circuits. The definition of Mask shall not include the electronic circuits of the Integrated Circuit.

          1.19 "Numerical Consulting Services" shall mean services and business methods directly performed by employees or subcontractors of Numerical, to the extent that such services and business methods consist of:

                (a) training customers (or otherwise consulting with customers) on the use of, Numerical Software; and/or

                (b) using Numerical Software to create Numerical Mask Portions on behalf of customers; and/or

                (c) assisting customers in using Numerical Software to create Numerical Mask Portions; and/or

                (d) assisting customers in using Numerical Software to create Numerical Integrated Circuit Portions from Numerical Mask Portions.

          1.20. "Numerical Integrated Circuit Portion" shall mean any portion of an Integrated Circuit that is directly attributable to a Numerical Mask Portion and not any other portion of a Mask.

          1.21 "Numerical Licensed Products" shall mean (a) Numerical Software, and/or (b) Numerical Mask Portions, and/or (c) Numerical Integrated Circuit Portions and/or (d) Numerical Consulting Services that are sold, provided or licensed by Numerical (directly or indirectly) as Numerical's own product or service (subject to the limitations set forth in Section 3.4) and not as a third party's product or service. Numerical Licensed Products excludes Intel Proprietary Products.

          1.22. "Numerical Mask Portion" shall mean any portions of any Mask that (a) are altered by the use of Numerical Software, and (b) contain information about the layout and/or location of active or passive circuit elements (but not the active and/or passive circuit elements themselves). For purposes of clarification, the parties intend that the definition of Numerical Mask Portion does not include any element that is attributable

INTEL/NUMERICAL CONFIDENTIAL

                to a Design provided by a third party, except to the extent that such element satisfies subparts (a) and (b) of this Section 1.22.

          1.23 "Numerical Proprietary Product" means those portions of software offered or provided (as a software product, or on a application service provider basis (or other service bureau basis) or on a consulting basis) to third parties having any of the following functionality: phase shifting, optical proximity correction, lithography process correction, cell library generation, mask data preparation, lithography simulation, and silicon vs. layout checking. Numerical Proprietary Product shall not include those portions of software provided by Intel to its bona fide foundry customers solely to enable such foundry customers to use Intel as a foundry for such foundry customer's Integrated Circuits but only to the extent that such software provides the functionality of cell library generation.

          1.24 "Numerical Software" shall mean any portions of any Numerical product that (a) are software, and (b) are offered or provided (as a software product, application service provider (or other service bureau basis) or on a consulting basis) directly or indirectly to third parties as Numerical's product, and (c) provide for the design (including modification or enhancement thereof), computer modeling, simulation, analysis and/or testing (except for that portion of the software that controls electrical hardware testers and/or analyzers)and inspection (as opposed to the manufacture) of any aspect of an Integrated Circuit or Mask, including, without limitation, phase shifting, optical proximity correction, lithography process correction, cell library generation, mask data preparation, lithography simulation and/or layout checking.

          1.25 "Patents" shall mean all classes or types of patents other than design patents (including, without limitation, originals, divisions, continuations, continuations-in-part, extensions or reissues as well as the patent applications for such patents to the extent patent rights attach to such applications), and applications for these classes or types of patent rights in all countries of the world (collectively "Patent Rights") that have a first effective filing date during the Capture Period and which, at any time during the term of this Agreement, are (a) owned by the applicable party (or any of its Subsidiaries) or
                (b) to which the applicable party (or any of its Subsidiaries) has the right to enforce or to grant licenses within and of the scope set forth herein and without the requirement to pay consideration to any third party (other than an employee inventor or consultant inventor of the applicable party or its Subsidiaries) for the grant of a license under this Agreement.

          1.26 "Processor" shall mean any Integrated Circuit or combination of Integrated Circuits capable of processing digital data, including, without limitation, a microprocessor or coprocessor, a math coprocessor, a network processor or coprocessor, a graphics controller or a digital signal processor.

INTEL/NUMERICAL CONFIDENTIAL

          1.27 "Subsidiary" shall mean any corporation, partnership, joint venture, limited liability company or other entity, now or hereafter, in which a party:

                (a) owns or controls (either directly or indirectly) or originally contributed (either directly or indirectly) at least fifty percent (50%) of the tangible and intangible assets of such entity; and

                (b) owns or controls (either directly or indirectly) either of the following:

                     (1) if such entity has voting shares or other securities, at least fifty percent (50%) of the outstanding shares or securities entitled to vote for the election of directors or similar managing authority and such entity is under no obligation (contractual or otherwise ) to directly or indirectly distribute more than seventy percent (70%) of its profits to a third party, or

                     (2) if such entity does not have voting shares or other securities, at least fifty percent (50%) of the ownership interest that represents the right to make decisions for such entity and an interest sufficient to receive at least thirty percent (30%) of the profits and/or losses of such entity.

                (c) An entity shall be deemed to be a Subsidiary of a party under this Agreement only so long as all requisite conditions of being a Subsidiary under this Section 1.27 are met.

2.   MUTUAL RELEASES
     ---------------

          2.1.  Numerical.  Subject to Intel's payment of License Fees and
                ---------
                Maintenance Payments under Section 4, Numerical, on behalf of itself and its Subsidiaries, hereby releases, acquits and forever discharges Intel, its Subsidiaries that are Subsidiaries as of the Effective Date or become Subsidiaries during the term of this Agreement, and its and their distributors and customers, direct and indirect, from any and all claims or liability for infringement (direct, induced, indirect or contributory) of any Numerical Patents that arise prior to the expiration of this Agreement, to the extent such infringement would have been licensed under the license granted to Intel hereunder if such license had been in existence at the time of such infringing activity.

          2.2.  Intel.  Intel, on behalf of itself and its Subsidiaries, hereby
                -----
                releases, acquits and forever discharges Numerical, its Subsidiaries that are Subsidiaries as of the Effective Date or become Subsidiaries during the term of this Agreement, and its and their distributors and customers, direct and indirect, from any and all claims or liability for infringement (direct, induced, indirect or contributory) of any Intel Patents that arise prior to the expiration of this Agreement, to the extent such infringement would have

INTEL/NUMERICAL CONFIDENTIAL

          been licensed under the license granted to Numerical hereunder if such license had been in existence at the time of such infringing activity. Intel, on behalf of itself and its Subsidiaries, further hereby releases, acquits and forever discharges Numerical, its Subsidiaries that are Subsidiaries as of the Effective Date from any and all claims of trade secret misappropriation.

3.   GRANT OF RIGHTS
     ---------------

     3.1. Numerical License to Intel.  Subject to the terms and conditions of
          --------------------------
          this Agreement including the payment of fees under Section 4 (and no other payments), Numerical hereby grants to Intel a non-exclusive, non-transferable worldwide license, without the right to sublicense, under Numerical's Patents to:

          (a) make, use, sell (directly or indirectly), offer to sell, import and otherwise dispose of all Intel Licensed Products; and

          (b) make, have made, use and/or import any equipment and practice any method or process for the manufacture, use, sale and/or offer for sale of Intel Licensed Products; and

          (c) have made (subject to the limitations set forth in Section 3.4) Intel Licensed Products by another manufacturer for supply solely to Intel for use, import, sale, offer for sale or disposition by Intel pursuant to the license granted above in Section 3.1(a).

     3.2. Intel License to Numerical.  Subject to the terms and conditions of
          --------------------------
          this Agreement, Intel hereby grants to Numerical a non-exclusive, non-transferable (except as expressly allowed under Section 5.3), royalty-free, fully paid up, worldwide license, without the right to sublicense, under Intel's Patents to:

          (a) make, use, sell (directly or indirectly), offer to sell, import and otherwise dispose of all Numerical Licensed Products; and

          (b) make, have made, use and/or import any equipment and practice any method or process for the manufacture, use sale, and/or offer for sale of all Numerical Licensed Products; and

          (c) have made (subject to the limitations set forth in Section 3.4) Numerical Licensed Products by another manufacturer for supply solely to Numerical for use, import, sale, offer for sale or disposition by Numerical pursuant to the license granted above in
               Section 3.2(a).

INTEL/NUMERICAL CONFIDENTIAL

     3.3. Duration and Extent of Licenses.  All licenses granted in this
          -------------------------------
          Section 3 as to any Intel Patent or Numerical Patent shall continue for the entire unexpired term of such Patent.

     3.4. Have Made Rights.
          ----------------

          (a) Each party's rights to have Licensed Products manufactured for it by third parties under the licenses granted under Sections 3.1 and 3.2 above shall apply only when the designs, specifications and working drawings for the Licensed Product to be manufactured by such third party are furnished to the third party manufacturer by the Licensed Party for distribution as a Licensed Party's product without the intent (in whole or part) or the effect (in whole or part) of circumvention of the anti-laundering provisions of this Agreement.

          (b) The parties understand and acknowledge that either party's Licensed Products may consist of software, and that software is often distributed to end users by providing a single master copy of such software to a distributor, replicator, VAR, OEM or other agent and authorizing such agent to reproduce such software in substantially identical form. Accordingly, the parties agree that the licenses granted in this Section 3 are intended to apply to the reproduction and subsequent distribution of such Licensed Products in a form substantially identical form to that provided by the Licensed Party to such authorized agent. Nothing in this
               Section 3.4(b) shall be deemed to be a license for Intel to distribute or otherwise provide or make available to third parties, any Numerical Proprietary Products.

          (c) Upon written request of the party to this Agreement that grants the relevant license to the Licensed Party ("Requesting Party"), the Licensed Party shall, within 30 days of receiving such request, and to the extent not prohibited by written agreement with a third party, inform the Requesting Party in writing whether, any manufacturer identified by the Requesting Party is manufacturing any Licensed Product for the Licensed Party pursuant to the "have made" rights granted under this Agreement.

     3.5. Clarification Regarding Patent Laundering. The parties understand and
          -----------------------------------------
          acknowledge that the licenses granted hereunder are intended to cover only the products of the two parties to this Agreement, and are not intended to cover manufacturing activities that either party may undertake on behalf of third parties (patent laundering activities). Similarly, the licenses provided under this Agreement are not intended to cover services provided by the parties to the extent that such services are provided to or on behalf of a third party using tangible or intangible materials provided by or on behalf of the third party. Accordingly, by way of clarification, the following guidelines are

INTEL/NUMERICAL CONFIDENTIAL

          provided to aid the determination of whether a party's product is a Licensed Product as defined herein or whether such product is disqualified from being a Licensed Product because circumstances surrounding the manufacture of the product suggest patent laundering.

          (a) Products of either party that otherwise meet the definition of Licensed Product are disqualified as Licensed Products if such products are manufactured on behalf of a third party from designs received in a substantially completed form from a third party for resale to or on behalf of that party.

          (b) Products of either party that otherwise meet the definition of Licensed Product are not disqualified as Licensed Products under the prohibition against patent laundering set forth in this
               Section 3.5 if:

               (1) the Licensed Party selling or licensing such Licensed Product owns the design of such Licensed Product and is under no obligation (other than that imposed by applicable law) that restricts the sale and/or distribution of such Licensed Product only to specific parties; or

               (2) the Licensed Party distributing such Licensed Product has an unrestricted, royalty-free ownership or license right to the design of the Licensed Product.

          (c) Notwithstanding anything is this Section 3.5, it shall not be considered "patent laundering" and it shall be permissible for Numerical to provide bona fide Numerical Consulting Services to third parties in accordance with the license granted in Section 3.2.

     3.6.  Limited Right to Suspend Patent License for Sales to Affiliates.
           ---------------------------------------------------------------

          (a) For purposes of this Section 3.6, "Affiliate" means any entity that is directly or indirectly Controlled by, under common Control with or that Controls the subject party. For purposes of this definition, "Control" means direct or indirect ownership of or the right to exercise (i) at least fifty percent (50%) of the outstanding shares or securities entitled to vote for the election of directors or similar managing authority of the subject entity; or (ii) at least fifty percent (50%) of the ownership interest representing the right to make the decisions for the subject entity.

          (b) Notwithstanding anything herein to the contrary, a party ("Licensing Party") shall have the limited right to suspend the licenses granted under this Agreement to the Licensed Party with respect to sales to an Affiliate of the Licensed Party if:

INTEL/NUMERICAL CONFIDENTIAL

               (1) The Affiliate is a direct or indirect customer of the Licensed Party; and

               (2) the Affiliate initiates a legal or administrative proceeding against the Licensing Party and/or any of its Subsidiaries alleging that the Licensing Party infringes a patent right of the Affiliate, and

               (3) the alleged infringing activity would have been licensed had the identified patent right been owned or controlled by the Licensed Party, and

               (4) the Licensing Party did not first assert a patent claim against the Affiliate or any of its Subsidiaries.

          (c) If the Licensing Party elects to suspend the licenses granted under this Agreement pursuant to Section 3.6(b), the Licensing Party shall give written notice of its intent to suspend the licenses to the Licensed Party, which notice shall set forth the facts known to the Licensing Party that support its decision to suspend the license. The Licensed Party shall have sixty (60) days from the date of such written notice to cure the circumstances that prompted such notice. Such suspension shall be effective sixty (60) days following the date of such written notice, and shall be solely for the purpose of allowing the Licensing Party to assert a claim of infringement against the Affiliate that brought the original claim against the Licensing Party. During the sixty (60) day period preceding the suspension, the Licensed Party is encouraged to engage in the dispute resolution procedure set forth in Section 7.15, it being understood and agreed that a Licensing Party has not waived its claim for damages during such cure period or dispute resolution process. Suspension of license rights under this Section 3.6 shall apply only with respect to the Licensed Products of the Licensed Party that are sold or licensed to such Affiliate.

          (d) In the event the Licensing Party opts to assert a claim for infringement against the Affiliate, the Licensing Party agrees that it shall not seek monetary damages against the Licensed Party but rather shall look to the Affiliate for monetary damages. The Licensing Party shall not assert a patent claim directly against the Licensed Party until it has first exhausted its legal remedies directly against the Affiliate. If the Licensing Party resolves its patent dispute with the Affiliate, either through entrance of a judgment or by settlement of the dispute, the Licensing Party agrees that it shall not bring a separate action against the Licensed Party with respect to products sold or licensed to such Affiliate.

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INTEL/NUMERICAL CONFIDENTIAL

     3.7.  Licenses and Subsidiaries.
           -------------------------

           (a) Intention for Subsidiaries to be Bound.
               --------------------------------------

               (1) Except as expressly set forth herein, the parties intend that this Agreement shall extend to all of each party's Subsidiaries. The parties agree that to the extent they are not already bound, each party shall use reasonable and diligent efforts to ensure that all such Subsidiaries are bound by the terms of this Agreement.

               (2) Each party agrees to take all steps that are reasonable and in good faith under the circumstances to ensure that all Patents directed to inventions that are made by its employees and/or contractors either alone or in conjunction with the employees and/or contractors of one or more of its Subsidiaries are licensed under this Agreement. Each party further agrees to take all steps that are reasonable and in good faith under the circumstances to ensure that all Patents directed to inventions that are made in substantial part using funding provided directly or indirectly by that party and/or its Subsidiaries are licensed under this Agreement.

               (3) Notwithstanding Section 3.7(a)(2) above, however, both parties understand and intend that there are circumstances in which a party could reasonably agree in good faith with a third party that the party would not have rights to license and/or enforce Patents directed to inventions developed in conjunction with employees and/or contractors of such third party. For example, both parties understand that it could be reasonable under the circumstances for a party to agree in good faith not to have rights to license and/or enforce Patents directed to inventions that arise out of: (i) bona fide joint development projects based in substantial part on the pre-existing technology of an independent third party; or (ii) bona fide joint development projects undertaken with the significant assistance of the employees and/or contractors of an independent third party.

               (4) Either party to this Agreement shall have the right to request a written confirmation or denial from the other party to this Agreement that a specific Subsidiary is (or is not) bound by this Agreement. A party receiving such a request shall provide such written confirmation (including a full explanation in support of such confirmation or denial) within 30 days after the receipt of the request.

INTEL/NUMERICAL CONFIDENTIAL

          (b) In the event that neither a party nor any of its Subsidiaries has the right to grant a license under any particular Patent Right of the scope set forth herein, then the license granted herein under such Patent shall be of the broadest scope which the licensing party or any of its Subsidiaries has the right to grant.

          (c) The parties represent, warrant and covenant that they shall not participate in the creation of Subsidiaries where a primary purpose of such creation is to extend the benefits of this Agreement to a third party.

          (d) If either party or one of their Subsidiaries ("First Party") owns or has the right to enforce or control the enforcement of any rights in any Patent, but such First Party does not have the right to license those rights to the other party to this Agreement (the "Second Party") hereunder ("Restricted Patent Rights"), then, if and to the extent that such Restricted Patent Rights would have been licensed to the Second Party under this Agreement if the First Party had the right to license such patents:

               (1) the First Party will not sue the Second Party for infringing the Restricted Patent Rights;

               (2) the First Party shall not give its assent if that assent is required to allow a third party entity to assert the Restricted Patent Rights against the Licensed Products of the Second Party; provided that (i) this restriction shall be dropped if the Second Party first initiates litigation against the holder of the Restricted Patent Rights, and (ii) in any event the First Party shall be free to fulfill its contractual obligations to provide assistance and support as may be required under the relevant contractual agreement; and

               (3) the First Party promises to off-set or repay over to the Second Party any monetary awards for damages and/or royalties actually to be paid or paid by the Second Party and owing to said First Party as a result of litigation by the holder of the Restricted Patent Rights against the Licensed Products of the Second Party to the extent attributable to such Restricted Patent Rights.

          (e) The extension of license rights to a Subsidiary under this Agreement shall apply only during the time period when such Subsidiary meets all requirements of a Subsidiary. However, if a Subsidiary of a party that holds any Patents that are licensed to the other party hereunder ceases to meet all requirements of being a Subsidiary, the licenses granted by such Subsidiary to the other party under this Agreement shall continue for the life of such Patents

INTEL/NUMERICAL CONFIDENTIAL

               even after such entity ceases to meet all the requirements of being a Subsidiary.

          (f) Notwithstanding anything to the contrary contained in this Agreement, in the event that either party or any of its Subsidiaries obtains rights to any Patents that would be included within the Patents licensed hereunder but for the fact that such a license would require the party granting such license to make payments to a third party, such Patents shall be included within the Numerical Patents or the Intel Patents, as the case may be, if the party to whom such would be licensed under this Agreement agrees in a separate written agreement to be bound by, and protect such grantor against, those payment obligations.

     3.8. Waiver of Indirect Infringement Liability.
          -----------------------------------------

          (a) For purposes of this Section 3.8, "Indirect Infringement" means a claim for infringement where the accused infringer is not directly infringing the subject Patents, but is in some manner contributing to a third party's direct infringement of the subject Patents by, for example, supplying parts or instructions to the third party that as a result of such parts or instructions enable such third party to infringe directly the subject Patents. Indirect Infringement includes without limitation contributory infringement and inducing infringement.

          (b) Each party agrees that during the term of this Agreement, it will not assert a claim of Indirect Infringement against a Licensed Party where such a claim would be based in any part or in any way upon (i) any activity for which the Licensed Party is licensed under this Agreement if such activity had been performed by the Licensed Party directly, or (ii) the Licensed Party providing instructions regarding or sample designs related to its Licensed Products. The parties agree that the foregoing sentence does not and shall not in any way limit their respective rights to assert direct or indirect claims of infringement against third parties.

     3.9. No Other Rights.  No other rights are granted hereunder, by
          ---------------
          implication, estoppel, statute or otherwise, except as expressly provided herein. Specifically, (i) except as expressly provided in
          Section 3, nothing in the licenses granted hereunder or otherwise contained in this Agreement shall expressly or by implication, estoppel or otherwise give either party any right to license the other party's Patents to others, and (ii) no license or immunity is granted by either party hereto directly or by implication, estoppel or otherwise to any third parties acquiring items from either party for the

INTEL/NUMERICAL CONFIDENTIAL

               combination of Licensed Products with other items or for the use of such combination.

4.   BUSINESS TERMS
     --------------

       4.1. Numerical shall provide Intel with certain Numerical Software under the terms set forth in Exhibit A hereto.
                                            ---------

       4.2. In consideration for the rights and licenses granted by Numerical under this Agreement and the Intel Corporation Purchase Agreement attached hereto as Exhibit A, Intel shall make payments to
                                  ---------
               Numerical in accordance with the schedule set forth in Exhibit B
                                                                      ---------
               to this Agreement. Payments shall be made via FEDWIRE to

                                     [***]

       4.3 Intel shall have the option, in its sole discretion, of receiving Maintenance Services from Numerical under this Agreement and Intel shall have the right to cancel such Maintenance Services at any time in its sole discretion subject to the terms of this Agreement. For the purpose of this Agreement "Maintenance Services" is provided on an annual basis and shall mean (a) support and maintenance of the Numerical Software received by Intel pursuant to the terms of Exhibit A, and (b) licenses, under this Agreement, to all filings for Numerical Patents (and Numerical Patents issued therefrom) during the corresponding Maintenance Services period. The payments for Maintenance Services are owing in advance on an annual basis and payments will be made as set forth in Exhibit B. Commencing after the end of the first year of the first Payment Due Date in Exhibit B, such Maintenance Service is non-refundable and non-cancelable for each annual period, upon Intel's commencement of the first quarterly payment for such annual period.

       4.4. Intel shall not provide Support to a challenge in a legal proceeding by a third party to the validity of any of Numerical's Patents that are issued as of the Effective Date. "Support" means
               (1) providing paid consulting services in support of such a challenge to the Patents, or (2) providing direct financial support or legal advice to such a challenge of the Patents of the licensing party. Notwithstanding the foregoing, neither party shall be prohibited from fulfilling its obligations under a subpoena or as otherwise compelled under applicable law, even if performance of those obligations tends to cast doubt on the validity of one or more of the other party's Patents.

5.     EFFECTIVE DATE, TERM AND TERMINATION
       ------------------------------------

       5.1.    Term. This Agreement and the rights and licenses granted
               ----
               hereunder shall become effective on the Effective Date, and shall continue in effect until terminated by one of

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

INTEL/NUMERICAL CONFIDENTIAL

           the parties pursuant to Section 5.2 or until the expiration of last to expire Patent that is licensed under this Agreement.

     5.2.  Termination for Cause.
           ---------------------

           (a) A party may terminate the other party's rights and licenses hereunder upon notice if the other party hereto commits a material breach of this Agreement and does not correct such breach within sixty (60) days after receiving written notice complaining thereof. In the event of such termination, the rights and licenses granted to the defaulting party shall terminate, but the rights and licenses granted to the party not in default shall survive such termination of this Agreement subject to its continued compliance with the terms and conditions of this Agreement.

          (b) A party hereto may terminate this Agreement upon sixty (60) days written notice of termination to the other party given at any time upon or after:

                 (1) the filing by the other party of a petition in bankruptcy (other than reorganization) or insolvency which petition is not dismissed within sixty (60) days of its filing;

                 (2) any final adjudication that the other party is bankrupt or insolvent;

                 (3) the appointment of a receiver for all or substantially all of the property of the other party which appointment is not discharged within sixty (60) days of making; or

                 (4) the institution of any proceedings for the liquidation or winding up of the other party's business or for the termination of its corporate charter which proceedings are not dismissed within sixty (60) days of their commencement.

          (c) In the event of termination pursuant to Sections 5.2(a) and 5.2(b), the rights and licenses granted to the terminated party shall terminate, but the rights and licenses granted to the other shall survive such termination of this Agreement subject to its continued compliance with the terms and conditions of this Agreement.

     5.3. Effect on License Grants Following a Change of Control. If one party
          ------------------------------------------------------
          to this Agreement (the "Changed Party") undergoes a Change of Control with a third party (the "New Party"), then the Changed Party shall promptly give notice of such Change of Control to the other party to this Agreement (the "Unchanged Party") in writing within fifteen (15) days after the effective date of the closing of such Change of

INTEL/NUMERICAL CONFIDENTIAL

          Control. In the event of a Change of Control, this Agreement shall be deemed to have been automatically amended as of the effective date of the closing of such Change of Control ("Change of Control Date") as follows:

          (a)  Capture Period.  The Capture Period for the Patents of both
               --------------
               parties shall terminate effective on the Change of Control Date.

          (b)  Unchanged Party.  The license set forth in Section 3 to the
               ---------------
               Unchanged Party shall survive with respect to the Patents falling within the Capture Period in accordance with the terms of this Agreement.

          (c)  Intel as Changed Party.  In the event of termination pursuant to
               ----------------------
               a Change of Control in which Intel is the Changed Party, the license granted to Intel under Section 3 of this Agreement shall terminate, and New Party shall continue to pay fees to Numerical pursuant Article 4 of the Agreement.

          (d)  Numerical as Changed Party.
               --------------------------

               (1) In the event of a Change of Control in which Numerical is the Changed Party:

                       i. The definition of Numerical Software shall be amended to read as follows:

               "Numerical Software" shall mean any portions of any New Party product that (a) are software, and

               (b) are offered or provided (as a software product, application service provider (or other service bureau basis) or on a consulting basis) directly or indirectly to third parties as the New Party's product, and

               (c) provide for the design (including modification or enhancement thereof), computer modeling, simulation, analysis and/or testing (except for that portion of the software that controls electrical hardware testers and analyzers) and inspection (as opposed to the manufacture) of any aspect of an Integrated Circuit or Mask, including, without limitation, phase shifting, optical proximity correction, lithography process correction, cell library generation, mask data preparation, lithography simulation and/or layout checking, and

               (d) are (1) commercially available as Numerical Software by Numerical (i.e. not a custom product) on the Change of Control Date or had been significantly developed by Numerical prior to the Change of Control Date without the use of any resources of the New Party and are made commercially available within

INTEL/NUMERICAL CONFIDENTIAL

               nine (9) months of the Change of Control Date (collectively the "New Numerical Software"), and (2) subsequent changes that constitute bug fixes and minor modifications, but such license shall not extend or apply to any changes that constitute the addition of substantial new features or substantial new functionality, provided that the unchanged portion and bug fixes and minor modifications of any such New Numerical Software shall remain licensed even if substantial new features or substantial new functionality is added.

                       ii. The definition of Numerical Licensed Products shall be amended to include the revised definition of Numerical Software provided under Section 5.3(d)(1)(i).

                       iii. The license granted to Numerical under Section 3 of this Agreement shall survive only with respect to those Numerical Licensed Products that fall within the revised definition of Numerical Licensed Products (including with respect to Numerical Mask Portions, Numerical Integrated Circuit Portions and Numerical Consulting Services to the extent that those definitions are modified by the modification to the definition of Numerical Software set forth in Section 5.3(d)(1)(i)).

               (2) In the event that: (i) Numerical is subject to a Change of Control by a nonaffiliated party that is already (as measured on the Change of Control Date) licensed to the Intel Patents (in a scope of license similar to that granted under this Agreement); and (ii) the Change of Control Date occurs within ninety (90) days of the Effective Date of this Agreement, Intel's obligation to make payments under Section 4, shall be discounted by an amount equal to one-third (1/3) of the remaining amounts owing under Exhibit B to this
                                                         ---------
                    Agreement as such amounts are measured on the Change of Control Date.

               (3)  Intel shall continue to pay fees to Numerical pursuant
                    Article 4 of the Agreement (except as expressly provided otherwise in Section 5.3(d)(2)).

     5.4.      Survival. The provisions of Sections 1, 2, 5, 6 and 7, payment
               --------
obligations under Article 4 shall survive any termination or expiration of this Agreement, and Exhibit A shall survive in accordance with its own terms and
               ---------
conditions.

6. LIMITED WARRANTIES AND DISCLAIMER
   ---------------------------------

     6.1.  Limited Warranties.  Each of the parties hereto represents and
           ------------------
          warrants that:

INTEL/NUMERICAL CONFIDENTIAL

           (a) it has the right to grant the other the licenses granted hereunder;

           (b) it has the full right and power to enter into and perform this Agreement and that there are no outstanding agreements, assignments or encumbrances inconsistent with any provisions of this Agreement; and

           (c) this Agreement constitutes a valid and legally binding obligation of each party enforceable against each party in accordance with its terms.

     6.2.  Disclaimer.  Nothing contained in this Agreement shall be construed
           ----------
           as:

           (a) a warranty or representation by either of the parties to this Agreement as to the validity, enforceability or scope of any class or type of Patent; or

           (b) a warranty or representation that any manufacture, sale, lease, use or other disposition of Licensed Products hereunder will be free from infringement of any patent rights or other intellectual property rights of any third party or will be free from infringement of intellectual property rights (other than Patents) of the other party; or

           (c) an agreement to bring or prosecute actions or suits against third parties for infringement or conferring any right to bring or prosecute actions or suits against third parties for infringement; or

           (d) except in the context of a press release to be issued pursuant to Section 7.17 conferring any right to use in advertising, publicity, or otherwise, any trademark, trade name or names, or any contraction, abbreviation or simulation thereof, of either party; or

           (e) conferring by implication, estoppel or otherwise, upon any party licensed hereunder, any license or other right under any Patent, copyright, mask work, trade secret, trademark other intellectual property right except the licenses and rights expressly granted hereunder; or

           (f)  an obligation to furnish any technical information or know-how.

     6.3.  NO IMPLIED WARRANTIES.  EACH PARTY HEREBY DISCLAIMS ANY IMPLIED
           ---------------------
           WARRANTIES WITH RESPECT TO THE PATENTS LICENSED HEREUNDER, INCLUDING WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE.

INTEL/NUMERICAL CONFIDENTIAL

7.   MISCELLANEOUS PROVISIONS
     ------------------------

       7.1.  Infringement Claims. During the term of this Agreement, Numerical
             -------------------
             shall have no obligation to defend or indemnify any third party patent infringement claims asserted against Intel or any Intel Subsidiaries relating to Intel Licensed Products (except as set forth in the Intel Corporate Purchase Agreement attached as Exhibit
             A). During the term of this Agreement, Intel shall have no obligation to defend or indemnify any third party patent infringement claims asserted against Numerical or any Numerical Subsidiaries relating to Numerical Licensed Products.

       7.2.  Relationship of the Parties.  Numerical and Intel shall be
             ---------------------------
             independent contractors and neither of them shall be nor represent themselves to be the legal agent, partner or employee of the other party for any purpose; (i) neither party has the authority to make any warranty or representation on behalf of the other party nor to execute any contract or otherwise assume any obligation or responsibility in the name of or on behalf of the other party; and
             (ii) neither party shall be bound by, nor liable to, any third party for any act or any obligations or debt incurred by the other party, except to the extent specifically agreed to in writing by the parties.

       7.3.  Injunction.  Except as expressly provided herein, either party may
             ----------
             seek a preliminary injunction or other preliminary judicial relief if, in its judgment, such action is necessary to avoid irreparable damage or to compel compliance by the other with the terms of this Agreement.

       7.4.  Enforcement Rights.  There may be countries in which a party hereto
             ------------------
             may have, as a consequence of this Agreement, rights against infringers of the other party's Patents licensed hereunder. Each party hereby waives any such right it may have by reason of such third party's infringement or alleged infringement of the other party's Patents.

       7.5.  Headings. The Article headings in this Agreement are for
             --------
             convenience only, and shall not be considered a part of, or affect the interpretation of, any provision of this Agreement.

       7.6.  Counterparts.  This Agreement may be executed in any number of
             ------------
             counterparts, each of which shall be an original, with the same effect as if the signatures thereto and to this Agreement were upon the same instrument.

       7.7.  Non-assignability of this Agreement. Except as provided under
             -----------------------------------
             Section 5.3, this Agreement is personal to the parties, and the Agreement or any right or obligation hereunder is not assignable whether in conjunction with a change in ownership, merger, acquisition, the sale or transfer of all, or substantially all or any part of a party's business or assets or

INTEL/NUMERICAL CONFIDENTIAL

             otherwise, either voluntarily, by operation of law, or otherwise, without the prior written consent of the other party, which consent may be withheld at the sole discretion of such other party. Any such purported assignment or transfer shall be deemed a breach of this Agreement and shall be null and void. This Agreement shall be binding upon and inure to the benefit of the parties and permitted successors.

       7.8.  Notice.  All notices required or permitted to be given hereunder
             ------
             shall be in writing and shall be delivered by hand, or if dispatched by prepaid air courier or by registered or certified airmail, postage prepaid, addressed as follows:


             If to Numerical:                         If to Intel:

             Numerical Technologies, Inc.             General Counsel
             70 West Plumeria Drive                   Intel Corporation
             San Jose, CA 95134-2134                  2200 Mission College Blvd.
             United States of America                 Santa Clara, CA 95052
               Attn.: General Counsel                 United States of America

             With a required copy to:
              Wilson, Sonsini Goodrich & Rosati
              650 Page Mill Road
              Palo Alto, CA U.S.A.
              Attn: John Roos

             Such notices shall be deemed to have been served when received by addressee or, if delivery is not accomplished by reason of some fault of the addressee, when tendered for delivery. Either party may give written notice of a change of address and, after notice of such change has been received, any notice or request shall thereafter be given to such party as above provided at such changed address.

       7.9.  No Rule of Strict Construction.  Regardless of which party may have
             ------------------------------
             drafted this Agreement, no rule of strict construction shall be applied against either party.

       7.10. Severability. If any provision of this Agreement is determined by a
             ------------
             court to be unlawful or otherwise unenforceable, the provision will be severed and deleted from this Agreement, and the remainder of the Agreement will continue in effect. The Parties shall negotiate in good faith an enforceable substitute provision that most nearly achieves the intent and economic effect of such invalid or unenforceable provision.

INTEL/NUMERICAL CONFIDENTIAL

       7.11. Taxes.  Each party shall be responsible for the payment of its own
             -----
             tax liability arising from this transaction.

       7.12. Modification; Waiver.  No modification or amendment to this
             --------------------
             Agreement, nor any waiver of any rights, will be effective unless assented to in writing by the party to be charged, and the waiver of any breach or default will not constitute a waiver of any other right hereunder or any subsequent breach or default.

       7.13. Governing Law.  This Agreement and matters connected with the
             -------------
             performance thereof shall be construed, interpreted, applied and governed in all respects in accordance with the laws of the United States of America and the State of New York, without reference to conflict of laws principles.

       7.14. Jurisdiction.  Intel and Numerical agree that all disputes and
             ------------
             litigation regarding this Agreement and matters connected with its performance shall be subject to the exclusive jurisdiction of the federal courts of the Northern District of California or of the state courts sitting therein.

       7.15. Dispute Resolution. All disputes arising directly under the express
             ------------------
             terms of this Agreement or the grounds for termination thereof shall be resolved as follows: First, the senior management of both parties shall meet to attempt to resolve such disputes. If the senior management cannot resolve the disputes, either party may make a written demand for formal dispute resolution. Within thirty
             (30) days after such written demand, the parties agree to meet for one (1) day with an impartial, independent mediator to be mutually agreed to by the parties and consider dispute resolution alternatives other than litigation. If an alternative method of dispute resolution is not agreed upon within sixty (60) days after the one-day mediation, either party may begin litigation proceedings.

       7.16. Confidentiality of Terms.  The parties hereto shall keep the terms
             ------------------------
             of this Agreement confidential and shall not now or hereafter divulge these terms to any third party except:

             (a)  with the prior written consent of the other party; or

             (b)  to any governmental body having jurisdiction to call therefor;
                  or

             (c) as otherwise may be required by law or legal process, including to legal and financial advisors in their capacity of advising a party in such matters; or

             (d) to the minimum extent necessary to comply with United States law in a filing with the Securities and Exchange Commission; or

INTEL/NUMERICAL CONFIDENTIAL

             (e) during the course of litigation so long as the disclosure of such terms and conditions are restricted in the same manner as is the confidential information of other litigating parties and so long as (a) the restrictions are embodied in a court-entered Protective Order and (b) the disclosing party informs the other party in writing at least ten (10) days in advance of the disclosure; or

             (f) in confidence to legal counsel, accountants, banks and financing sources and their advisors solely in connection with financial transactions or other corporate transactions.

       7.17. Press Release.  Numerical shall be entitled to issue the press
             -------------
             release set forth in Exhibit C.  Such press release shall be made
                                  ---------
             public as soon as reasonably possible after the Effective Date.

       7.18. Compliance with Laws.  Anything contained in this Agreement to the
             --------------------
             contrary notwithstanding, the obligations of the parties hereto and of the Subsidiaries of the parties under this Agreement shall be subject to all laws, present and future, of any government having jurisdiction over the parties hereto or the Subsidiaries of the parties, and to orders, regulations, directions or requests of any such government.

       7.19. Force Majeure. The parties hereto shall be excused from any failure
             -------------
             to perform any obligation hereunder to the extent such failure is caused by war, acts of public enemies, strikes or other labor disturbances, fires, floods, acts of God, electrical interruption, earthquakes or any causes of like or different kind beyond the control of the parties.

       7.20. Nothing in this Agreement shall be construed to grant to Intel the right to distribute or otherwise make available to any third party any Numerical Software.

       7.21. Entire Agreement.  This Agreement, the Exhibits hereto, the Non-
             ----------------
             Disclosure Agreement between the parties dated October 18, 2000 (Intel CNDA #4113864) and any addenda and amendments executed by the parties embody the entire understanding of the parties with respect to the subject matter hereof, and merges all prior discussions between them, and neither of the parties shall be bound by any conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof other than as expressly provided herein. No oral explanation or oral information by either party hereto shall alter the meaning or interpretation of this Agreement.

INTEL/NUMERICAL CONFIDENTIAL

     WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date below written.

     INTEL CORPORATION               NUMERICAL TECHNOLOGIES, INC.

     By: /s/ S. Chou                    By: /s/ Yagyensh C. Pati
        -------------------------          -------------------------

     Sunlin Chou                         Yagyensh C. Pati
     ----------------------------       ---------------------------
     Printed Name                       Printed Name

     Senior Vice President              CEO
     ----------------------------       ---------------------------
     Title                              Title

     April 17, 2001                     April 19, 2001
     ----------------------------       ---------------------------
     Date                               Date

INTEL/NUMERICAL CONFIDENTIAL

                                   EXHIBIT A
                     Intel Corporation Purchase Agreement

INTEL/NUMERICAL CONFIDENTIAL
FINAL EXECUTION VERSIONS



                     INTEL CORPORATION PURCHASE AGREEMENT
                       --SOFTWARE AND RELATED SERVICES--


                                              Agreement No.     C-9627
                                                              ----------------
                                              Effective Date    April 17, 2001
                                                              ----------------
                                              Expiration Date   [***]
                                                              ----------------
                                              CNDA No.          4113864
                                                              ----------------

INTEL: Intel Corporation (and all Intel Divisions and Subsidiaries, hereinafter "Buyer" or "Intel")

Located at: 5200 NE Elam Young Parkway, Hillsboro, OR, 97124




SUPPLIER:   Numerical Technologies, Inc.  (hereinafter "Supplier")

Located at: 70 West Plumeria Drive, San Jose CA    95134-2134




Addenda: attached to this Agreement    X  General  Terms and Conditions - Software & Related Services
                                      ---
(Mark "X" where applicable.)           X  A.  Software & Services Description/Specifications/Price
                                      ---
                                       X  B.  Software Maintenance and Support
                                      ---
                                      ___ C.  Alcohol and Drug Free Workplace
                                       X  D.  Protection of Buyer's Information Assets
                                      ---
                                       X  E.  Certificate of Originality
                                      ---
                                      ___ F.  Assignment of Intellectual Property
                                       X  G.  Source Code Escrow
                                      ---
                                      ___ H.  Supplemental Provisions

Buyer may license Software or purchase Services and Supplier shall provide the Software and/or Services as described in Addendum A, at prices specified, and in accordance with the Terms and Conditions of this Agreement. Patents are licensed under the terms and conditions set forth in the Patent Cross License Agreement between the Parties to which this Intel Corporation Purchase Agreement is attached. All Purchase Orders regarding Supplier's in-Phase software product issued to Supplier by Buyer during the term of this Agreement shall be governed only by the Terms and Conditions of this Agreement notwithstanding any preprinted terms and conditions on Supplier's acknowledgment or Buyer's Purchase Order. Any additional or different terms in Supplier's documents are hereby deemed to be material alterations and notice of objection to and rejection of them is hereby given.

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     INTEL/NUMERICAL CONFIDENTIAL

     GENERAL TERMS AND CONDITIONS

1.  DEFINITIONS
    -----------

  A. "Acceptance Date" means the date on which Intel accepts or is deemed to have accepted the Software under Section 9 herein.
  B. "Authorized Subcontractor" means an individual which has entered into an agreement which provides for restrictions on the use and disclosure of confidential information which is at least as protective of Suppliers' intellectual property and confidential information as this Agreement.
  C. "Business Day" means any day, other than a Saturday or Sunday, on which banks are open for business in San Francisco, California.
  D. "Change of Control" is (i) a reorganization, merger or consolidation or sale or other disposition of substantially all of the assets of a Party, or (ii) an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1933, as amended) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more than fifty percent of either (x) the then outstanding shares of common stock of such Party; or (y) the combined voting power of the then outstanding voting securities of such Party entitled to vote generally in the election of directors.
  E. "Derivative Works" means only those software programs: (1) which are based on the scripting interfaces available within the Software, and (2) have functionality that is limited to configuration of the manufacturing process and tools.
  F. "Expiration Date" means the [***] of the Effective Date unless earlier terminated in accordance with the terms of this Agreement.
  G. "Field of Use" means the manufacture, use and sale of integrated circuit products (and the use of manufacturing processes therefore) that will be sold directly or indirectly under the Intel name or Intel owned trademark; or if expressly indicated in an accepted Purchase Order as "For Production Purposes", the production of integrated circuit products that will be sold under the Intel name or Intel owned trademark.
  H. "Purchase Order" means Intel's written release placed with Supplier to order and schedule delivery of the Software and/or Services specified in this Agreement. Intel's Purchase Order may be transmitted to Supplier by mail, facsimile, or electronic data interchange.
  I. "Release" means a substantial improvement in user functionality that is marketed by Supplier as a new and improved Software product, or a version of the Software which replaces previous Releases. Substantial improvement must include more than just new hardware support (i.e., devices, drivers, ports to the Software) and fixes to program errors in a previous Release. Such Releases are typically identified by a change in the first digit [(x).x.x] (i.e.-2.0, 3.0, 4.0).
  J. "Services" means the designated work provided by Supplier, in accordance with Addendum A hereto or a mutually agreed upon, written, and pre-defined scope of work, which may include development, training, consulting, support, and/or maintenance.
  K. "Software" means the object code form (unless expressly stated otherwise) of Supplier's software and/or firmware products (including documentation that are, at a minimum, customarily provided with the Software) described in Addendum A, and any Releases, Updates, and Upgrades, licensed to Intel under the terms of this Agreement. All such items shall be included in the License Fee and/or pricing set forth in Addendum A.
  L. "Source Code" means the source code version of the Software, along with all available information, proprietary information, technical documentation, specifications, and schematics which are necessary to enable Intel to develop, maintain, support, and/or enhance the Software without assistance of any other third person or reference to any other materials, including maintenance tools (test programs and program specifications), proprietary or third party system utilities (compiler and assembler descriptions), and a description of the system/program generation.
  M. "Time Period" means the period of time designated in Addendum A for the designated Software. If no Time Period is designated in Addendum A for Software, the Time Period shall be one year from the date of delivery to Buyer.
  N. "Update" means functional and/or feature improvements made, at Supplier's discretion or at Intel's reasonable request, to the Software, when and if available, including but not limited to performance enhancements or improvements (including bug fixes and/or error corrections). Such Updates are typically identified by a change in the digit(s) to the right of the tenths digit [x.x.(x)] (i.e.-1.01, 1.02, 1.03).
  O. "Upgrade" means the unique functional and/or feature improvements made at Supplier's discretion or at Intel's reasonable request, which may be made to the Software, when and if available. Such Upgrades are typically identified by a change in the tenths digit [x.(x).x] (i.e.-1.10, 1.20, 1.30).

2.  TERM OF THE AGREEMENT
    ---------------------

      The term of this Agreement shall begin on the Effective Date and continue to the Expiration Date, unless earlier terminated pursuant to Section 6 or extended on mutual agreement of the parties in writing.

3.  LICENSE GRANT
    -------------

  A. In addition to the rights granted in the Patent Cross License Agreement (to which this Agreement is Exhibit "A", Supplier grants to Intel a non-exclusive, nontransferable, royalty-free, worldwide, perpetual, not sublicenseable license, under all intellectual property rights owned or licensed by Supplier and embodied in the Software and associated documentation and technical materials listed in Addendum A, to use, copy, and distribute internally only the Software for the express purpose of practicing the Field of Use for the term for Intel's internal purposes only and not for resale or redistribution to any third party. Supplier's license is limited to the Time Period and the number of users set forth in Addendum A hereto. Buyer shall have the right to (i) use copies of the Software for internal training, (ii) permit Intel's Authorized Subcontractors to exercise Intel's rights under this Agreement solely in performance of work for Intel; and (iii) make archival copies which shall only be used in the event of failure of the original.
  B. Supplier shall make available to Intel, when and if available, the latest Releases, Updates, and Upgrades made to each Software program licensed herein as soon as they are made generally available to Supplier's other customers, provided (i)

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INTEL/NUMERICAL CONFIDENTIAL

      the Software or Services are under the Warranty Period (at no additional charge) or (ii) if the Warranty Period has expired and Buyer is paying for and is current in its payments for support and maintenance in accordance with Addendum A of this Agreement.
  C. Title to and ownership of the Software shall at all times remain with Supplier and its suppliers. Intel will include on any authorized copies the copyright notices, patent marks or other proprietary legends contained within or upon the Software or upon the associated documentation. Intel agrees that it will not remove any copyright notices, proprietary markings, trademarks or trade names from the Software. Supplier shall have the right to disable the Software in the event that Buyer exceeds the scope of this license, in accordance with Section 6B of this Agreement. All rights in the Software not expressly granted herein are reserved by Supplier.
  D. Supplier also grants to Intel the right to prepare (by means of its own employees or Authorized Subcontractors) Derivative Works for its own internal purposes and internal use and not for further distribution outside of Intel. Intel shall own all right, title, and interest in the Derivative Works; provided however that the Derivative Works shall be subject to Supplier's underlying ownership of and intellectual property rights and the licenses granted hereunder.
  E.  Buyer agrees that it will not, and will not authorize a third party to:
      (1) create derivative works of the Software (as the term "derivative work" is defined under the United States copyright laws) (provided that this
      Section 3(E)(1) shall in no way limit Intel's express rights Section 3(D) to prepare Derivative Works as such term is defined in Section 1(E)), or
      (2) alter or in any way modify the Software without the prior written consent of Supplier, which will not be unreasonably withheld; or (3) translate, decompile, disassemble, reverse compile, reverse engineer, interrogate, or decode the Software or in any other manner reduce the Software to human perceivable form (except to the extent that such restrictions are not permitted under applicable law); or (4) use the Software to provide processing services to third parties or otherwise make the Software available for third party use or access (e.g. on a service bureau basis); or (5) use the Software, except as set forth under this Agreement. Supplier shall not use or incorporate Intel's Derivative Works into Supplier's Software without the express written permission of Intel.

4.  PRICING
    -------

  A. License Fees and Service Rates (hereinafter "Prices") are set forth in Addendum A and shall remain fixed for the duration of this Agreement except as provided herein.
  B. For any Software or Services purchased by Intel under this Agreement after the initial purchase of the Software described on Addendum A but in no event for the Software described in Addendum A, the price charged Intel for any such Software or Service shall always be Supplier's lowest price charged any customer for similar Software or a similar Service supplied in
                                                   -
      similar volumes provided that prices must be compared based on similar terms and conditions, taking into account all of the terms and conditions of the transaction at the time it was entered into, and with reference to the totality of consideration received by Supplier for such Software or Services including any special terms, conditions, rebates, or allowances of any nature and regardless of the type (whether stock, technology, cash or otherwise) ("Comparable Software or Services"). If, prior to invoicing Intel for certain Software or Services Supplier licenses Comparable Software or Service to any customer at a price less than that quoted to Intel, Supplier shall adjust its price to the lower price for any un-invoiced Software or Services and for all outstanding and future invoices for such Software or Services. In no event shall Intel be entitled to receive retroactive discounts for Software or Services for which Supplier has already issued an invoice to Intel even if another Supplier customer thereafter pays a lower price than Intel for Comparable Software or Services. The rights granted to Intel under this Section 4B shall terminate on the [***] anniversary of the Effective Date, or termination of the Agreement, whichever is earlier.
  C. All applicable taxes and other charges such as duties, customs, tariffs, imposts, and government imposed surcharges shall be stated separately on Supplier's invoice and where Supplier has a legal obligation to pay the tax, it shall paid by Supplier and fully reimbursed by Buyer. In the event that Intel is prohibited by law from remitting payments to the Supplier unless Intel deducts or withholds taxes therefrom on behalf of the local taxing jurisdiction, then Intel shall duly withhold such taxes and shall remit the remaining net invoice amount to the Supplier. Intel shall not reimburse Supplier for the amount of such taxes withheld. If Supplier reasonably believes it is required by law, upon Supplier's reasonable request, Intel shall provide to Supplier all documentation necessary for Supplier to confirm Intel's payment of applicable taxes.
  D. Additional costs, except those described on Addendum A, will not be reimbursed without Buyer's prior written approval.

5.  INVOICING AND PAYMENT
    ---------------------

  A. Except for the payments provided under the Patent Cross License, original invoices shall be submitted and shall include: Purchase Agreement number from the Purchase Order, Purchase Order number, line item number, listing of and dates of Service provided (if applicable), complete bill to address, description of incidental items, quantities, unit price, extended totals, and any applicable taxes or other charges. Intel's payment shall not constitute acceptance.
  B. Supplier shall be solely responsible for and hold Intel harmless for any and all payments to Supplier's vendors or subcontractors utilized in the performance of the Services.
  C. Except for the payments provided under the Patent Cross License, Supplier agrees to invoice Intel no later than one hundred eighty (180) days after completion of Services or shipment of items.
  D. Except for the payments provided under the Patent Cross License, Buyer shall make payment within forty-five (45) days after the receipt of the proper original invoice or Intel's receipt of Software or performance of Services, whichever is later.

6.  TERMINATION
    -----------

  A. Except for the purchases of licenses and maintenance reflected on Addendum A to this Agreement, Intel may terminate this Agreement at any time for its sole convenience by giving thirty (30) days' prior written notice of termination to Supplier. Upon such notice of termination, Buyer shall have no right to issue Purchase Orders under this Agreement, but all Purchase Orders which have been issued by Buyer and then accepted by Supplier prior to the effective date of such termination, shall survive in accordance with their terms (along with the terms and conditions within this Agreement for the duration of such Purchase Order). In the event that Intel has been granted a license which by it terms expressly grants a right of survival beyond any termination of this Agreement, such license shall also survive termination or expiration of this Agreement in accordance with its terms.
  B. For cause. Either party may terminate this Agreement for the material default by the other party of a material obligation related to this agreement which is not cured within thirty (30) days after notice.
  C. In the event one of the Parties signs a binding letter of intent (or similar document) or executes an agreement (subject to conditions of closing) that contemplates a Change of Control

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with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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INTEL/NUMERICAL CONFIDENTIAL

    the other Party (that is, the Party not contemplating a Change of Control) may terminate this Agreement upon giving thirty days prior written notice to the Party contemplating the Change of Control. In the event of a termination by Intel for a Change of Control of Supplier, (1) the licenses to the Software delivered prior to the effective date of such termination shall survive in accordance with their terms and (2) Supplier shall continue to provide support and maintenance in accordance with the terms of this Agreement to the extent that Intel has prepaid for such services, and (3) upon mutual agreement of the parties, shall have the right to purchase additional support and maintenance for Software and additional Software from Supplier. The parties acknowledge and agree that this Section 6 applies to Software and Services obtained under this Agreement, and not the rights obtained under the Patent Cross License Agreement.
 D. Intel will be responsible for payment for authorized Services and Software already provided by Supplier or for fees, costs and expenses incurred by Supplier within a reasonable time after any such written notice of termination by Buyer (not to exceed 10 days), but not yet invoiced provided all charges are pursuant to a mutually agreed upon, pre-defined, and written scope of work, and the Services for which such charges were incurred have not been initiated after receipt by Supplier of Buyer's written notice of termination.
 E. Before assuming any payment obligation under this section, Intel may inspect Supplier's work in process and audit all relevant documents prior to paying Supplier's invoice.

7.  CONTINGENCIES
    -------------

    Neither party shall be responsible for its failure to perform due to causes beyond its reasonable control such as acts of God, fire, theft, war, riot, embargoes or acts of civil or military authorities. If delivery of Software or performance of Services are to be delayed by such contingencies, Supplier shall immediately notify Intel in writing and if such delay is reasonably expected to last beyond ten (10) days Intel may either: (i) extend time of performance; or (ii) terminate all or part of the uncompleted portion of the Purchase Order at no cost to Intel. Nothing in this Section 7 shall affect the parties' rights and obligations under Section 6(c) of this Agreement.

8.  DELIVERY, PURCHASE ORDERS, AND SCHEDULING
    -----------------------------------------

 A. Supplier shall notify Buyer in writing within ten (10) Business Days of receipt of Buyer's Purchase Order if Supplier is unable to make any scheduled delivery and state the reasons therefor. The absence of such notice constitutes acceptance of the Purchase Order and commitment to the release terms set forth in the applicable Purchase Order.
 B. Supplier shall deliver Software per the release schedule as indicated in the accepted Purchase Order, and Buyer may return non-conforming shipments at Supplier's risk and expense. At Intel's request, Supplier shall deliver the Software in electronic form.
 C. Supplier shall promptly perform Services as scheduled in the accepted Purchase Order or shall promptly notify Buyer if unable to perform any scheduled Services and shall state the reasons.
 D. Without penalty, Buyer may place any portion of a Purchase Order on hold for a maximum of thirty (30) days by providing reasonable notice (one (1) Business Day in the case of Software and ten (10) Business Days in the case of Services) to Buyer.
 E. Buyer shall have no obligation with respect to the purchase of Software or Services under this Agreement until such Software or Services are specified in an issued Purchase Order which contains specific release dates for specific Software or Services. Supplier shall have no obligation to provide Software or Services under this Agreement until such Software or Services are specified in an accepted Purchase Order which contains specific release dates for specified Software or Services.

9.  WARRANTY
    --------

 A. To Supplier's knowledge as of the Effective Date of the Agreement, Supplier represents and warrants that the Software does not infringe any intellectual property right of any third party.
 B. Supplier makes the following warranties regarding Software and Services furnished hereunder, which warranties shall survive for a period of ninety
    (90) days from the date upon which the Software is delivered ("Delivery Date") or the date upon which the Services were provided ("Warranty Period"):
    (i) Supplier has all necessary rights, title, and interest in and to the Software to grant the rights set forth herein to Buyer, free of any claims, liens, or conflicting rights in favor of any third party;
    (ii) The Software licensed in this Agreement is free from material programming errors and defects in workmanship and materials, and substantially complies with functionality and performance set forth in Supplier's published specifications or as otherwise expressly agreed in writing.
    (iii)  The Software is free from any viruses at the time of delivery to
           Intel;
    (iv) The Software (i) will function without error or interruption related to Date Data from more than one century; (ii) the Software requires all Date Data (whether received from users, systems, applications or other sources) include an indication of century in each instance; and
           (iii) all date output and results, in any form, shall include an indication of century in each instance. As used herein, "Date Data" means any data or input which includes an indication of or reference to date.
    (v) There will be no disruption in the delivery of Software or Services under this Agreement as a result of or due to the date change from and between December, 1999, and January, 2000, nor due to the year 2000 being a leap year.
    (vi) Services shall be provided in a workmanlike and competent manner in accordance with the professional standards in Supplier's trade or industry, and shall meet the descriptions.
 C. During the Warranty Period and without additional charge, Supplier shall provide Intel with at least the same level of Software support as provided to its other customers under warranty with no additional charge. Buyer may purchase additional support at the prices set forth in Addendum A of this Agreement
 D. If Supplier breaches any of the foregoing warranties, or Software or Services are otherwise defective or non-conforming, during the Warranty Period, Supplier shall promptly correct any non-conforming Software, Service, or defective workmanship in accordance with Addendum B of this Agreement, Buyer's sole remedy for a breach of the warranties set forth in this Section 9 shall be Supplier's repair or replacement of the Software or Services
 E. Warranty Disclaimer. SUPPLIER AND ITS SUPPLIERS MAKE NO WARRANTIES,
    -------------------
    REPRESENTATION OR CONDITIONS, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, OTHER THAN THE EXPRESS LIMITED WARRANTIES MADE BY SUPPLIER IN THIS SECTION 9 AND SUPPLIER AND ITS SUPPLIERS HEREBY DISCLAIM ALL OTHER EXPRESS, STATUTORY AND IMPLIED WARRANTIES, REPRESENTATIONS AND CONDITIONS, INCLUDING THE

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INTEL/NUMERICAL CONFIDENTIAL

IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT AND THE IMPLIED CONDITION OF SATISFACTORY QUALITY. Nothing in this
Section 9(E) shall limit Buyer's remedies under Section 11 of this Agreement.

10.  CONFIDENTIALITY AND PUBLICITY
     -----------------------------

 A. During the course of this Agreement, either party may have or may be provided access to the other's confidential information and materials. Additionally, Supplier may be engaged to develop new information for Intel (by entering into a mutually agreeable, predefined, and written scope of work), or may develop such information during the performance of Services, which information will become, upon creation, confidential information of the party as set forth in such scope of work.
 B. Provided information and materials are marked in a manner reasonably intended to make the recipient aware, or the recipient is sent written notice within forty-eight (48) hours of disclosure, that the information or materials are "Confidential", each party agrees to maintain the "Confidential" information of the other party in accordance with the terms of this Agreement and the CNDA referenced on the signature page of this Agreement and any other applicable separate nondisclosure agreement between Intel and Supplier. At a minimum each party agrees to maintain such information in confidence and limit disclosure on a need to know basis, to take all reasonable precautions to prevent unauthorized disclosure, and to treat such information as it treats its own information of a similar importance, until the information becomes publicly available through no fault of the receiving party.
 C. Supplier will furnish a copy of Addendum D to each of its employees and subcontractors assigned to or contracted for Intel work and will take reasonable steps to assure Intel that all such have read and understood Addendum D. Neither party shall use the confidential information of the other except to fulfill its obligations or exercise the rights granted to it under this Agreement.
 D. The parties agree that neither party will disclose the existence of this Agreement, nor any of its details or the existence of the relationship created by this Agreement, to any third party without the specific, written consent of the other. If disclosure of the existence or the relationship of the parties created by this Agreement or any of the terms hereof is required by applicable law, rule, or regulation, or is compelled by a court or governmental agency, authority, or body: (i) the parties shall use all legitimate and legal means available to minimize the disclosure to third parties of the content of the Agreement, including without limitation seeking a confidential treatment request or protective order; (ii) the disclosing party shall inform the other party at least ten (10) Business Days in advance of the disclosure (if possible in the disclosing party's reasonable judgment); and (iii) (if possible in the disclosing party's reasonable judgment), the disclosing party shall give the other party a reasonable opportunity to review and comment upon the disclosure, and any request for confidential treatment or a protective order pertaining thereto, prior to making such disclosure. The parties may disclose this Agreement (a) in confidence to their respective legal counsel, accountants, bankers, and financing sources as necessary in connection with obtaining services from such third parties (b) in confidence (except to the extent required to comply with law), in connection with the requirements of a securities filing; (c) in confidence, in connection with the enforcement of this Agreement or rights under this Agreement; or (d) in confidence, in connection with a merger or acquisition or proposed merger or acquisition, or the like. The obligations stated in this section shall survive the expiration or termination of this Agreement. Neither party may use the other party's name or trademarks in advertisements, brochures, banners, letterhead, business cards, reference lists, or similar advertisements without the other's written consent.
 E. Supplier acknowledges that Intel's receipt of Confidential Information under this Agreement shall not create any obligation in any way limiting or restricting the assignment of employees or contractors within Intel.
 F. Either party may re-assign employees who have Residuals without restriction; provided that this right to use Residuals does not represent a license under any current or future patents, copyrights or other intellectual property rights of the disclosing party. The term "Residuals" means any information retained in the unaided memories of the receiving party's employees who have had permitted access to the disclosing party's Confidential Information pursuant to the terms of this Agreement. An employee's memory is unaided if the employee has not intentionally memorized the Confidential Information for the purpose of retaining and subsequently using or disclosing it.

11.  INTELLECTUAL PROPERTY INDEMNIFICATION
     -------------------------------------

     Supplier shall defend, indemnify and hold Intel harmless from any costs, expenses (including reasonable attorneys' fees), losses, damages or liability incurred because of actual or alleged infringement of any patent, copyright, trade secret, trademark, mask work arising out of Intel's use of the licensed Software or Services as provided by Supplier in accordance with the terms of this Agreement; provided that Supplier is (i) promptly informed in writing of such claim and action (as soon as is reasonably possible after Buyer's notification of such claim and action); (ii) given exclusive authority and control to defend, settle or otherwise remove or avoid such claim and action; and (iii) provided with all reasonable assistance that it requests in connection with such claim and action (at Supplier's cost and expense). With respect to Software, Supplier's indemnification under this subsection does not apply to the extent that such claim arises from: (i) Software modified without Supplier's prior express written permission; (ii) Derivative Works;
  (iii) modifications made at the Buyer's request (except to the extent that such claim would arise from the use of the Software without such modifications) (iv) use of the Software in combination with other Software or products not supplied by Supplier (except to the extent the such claim would arise from the use of the Software alone); (v) use of the Software in violation of the terms of this Agreement or applicable law, (vi) use of the Software after Supplier's written instructions to cease such use, (vii) use of other than a current unaltered release of the Software to the extent that the infringement would have been avoided by such current unaltered release where such current unaltered release was made available to Buyer at no additional cost or (viii) willful infringement of Buyer. With respect to Services, Supplier's indemnification under this subsection does not apply to the extent that such claim arises from: (i) materials or software which are delivered in accordance with Buyer's specifications or directions; (ii) Derivative Works; or (iii) use of the materials or software delivered pursuant to Service in violation of the terms of this Agreement or applicable law. Supplier shall have no obligation to indemnify Buyer under this Agreement for costs or expenses incurred without its prior written authorization, unless Supplier fails to defend Intel in a timely and proper manner.
     If a third party's claim endangers or disrupts Intel's use of the Software, or Services provided by Supplier, Supplier may, (a) obtain a license so Intel may continue use of the Software or Supplier may continue to provide the Service (at no additional cost to Intel); (b) replace or modify the Software or Service with a compatible, functionally equivalent and non-infringing product or service; or if these options are commercially unreasonable (d) terminate the license to the Software and refund to Intel the pro

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INTEL/NUMERICAL CONFIDENTIAL


  rata amount paid for the Software or Service.

     THIS SECTION 11 STATES THE ENTIRE LIABILITY AND OBLIGATION OF SUPPLIER AND THE EXCLUSIVE REMEDY OF BUYER, ITS SUB-DISTRIBUTORS AND END USERS WITH RESPECT TO INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS BY THE SOFTWARE OR SERVICES.

12.  COMPLIANCE WITH LAWS AND RULES
     ------------------------------

 A. Each party shall comply with all national, state, and local laws and regulations relating to its performance under this Agreement, governing the manufacture, transportation, and/or sale of items and/or the performance of Services in the course of this Agreement. In the United States, these may include, but are not limited to, Department of Commerce, Environmental Protection Agency, and Department of Transportation regulations applicable to Hazardous Materials.
 B. Supplier shall abide by all Buyer's rules and regulations while on Buyer's premises or performing Services including, but not limited to, safety, health and Hazardous Material management rules, and rules prohibiting misconduct on Buyer's premises including, but not limited to, use of physical aggression against persons or property, harassment, and theft. Supplier shall perform only those Services identified on Addendum "A" and will work only in areas designated for such Services.
 C. Supplier represents and agrees that it is in compliance with Executive Order 11246 and implementing Equal Employment Opportunity regulations and the Immigration Act of 1987, unless exempted or inapplicable.

13.  INSURANCE
     ---------

 A. Without limiting or qualifying Supplier's liabilities, obligations, or indemnities otherwise assumed by Supplier pursuant to this Agreement, Supplier shall maintain, at its sole cost and expense, with companies acceptable to Buyer, Commercial General Liability and Automobile Liability Insurance with limits of liability not less than $1,000,000.00 per occurrence and including liability coverage for bodily injury or property damage (1) assumed in a contract or agreement pertaining to Supplier's business and (2) arising out of Supplier's product, Services, or work. Supplier's insurance shall be primary, and any applicable insurance maintained by Buyer shall be excess and non-contributing. The above coverages shall name Buyer as additional insured.

 B. Supplier shall also maintain statutory Workers' Compensation coverage, including a Broad Form All States Endorsement in the amount required by law, and Employers' Liability Insurance in the amount of $1,000,000.00 per occurrence. Such insurance shall include an insurer's waiver of subrogation in favor of Buyer.

 C. If Supplier is providing any professional service to Buyer, Supplier shall maintain Professional Liability Insurance (including errors and omissions coverage) with liability limits not less than $1,000,000.

 D. Supplier shall provide Buyer with properly executed Certificate(s) of Insurance prior to commencement of any operation hereunder and shall notify Buyer, no less than 30 days in advance, of any reduction or cancellation of the above coverages.

14.  INDEMNIFICATION
     ---------------

        Except for claims of intellectual property infringement which are the subject of Section 11, Supplier shall, to the fullest extent permitted by law, protect, defend, indemnify, and hold Buyer harmless from and against any and all claims, liabilities, demands, penalties, forfeitures, suits, judgments, and the associated costs and expenses (including attorney's fees), which Buyer may hereafter incur, become responsible for, or pay out as a result of: death or personal injury (including bodily injury) to any person, destruction or damage to any property, contamination of or adverse effects on the environment, and any clean up costs in connection therewith, or any violation of law, governmental regulation or orders, to the extent caused by (i) any negligent or willful acts, errors, or omissions by Supplier, its employees, officers, agents, representatives, or subcontractors in the performance of this Agreement; or (ii) dangerous defects in Software or Services provided that Supplier is (1) promptly informed in writing of such claim or action (not to exceed ten (10) days); (2) given exclusive authority and control to defend, settle or otherwise remove or avoid such claim or action; and (3) provided with all reasonable assistance (at Supplier's cost and expenses) that it requests in connection with such claim and action. Supplier shall not be responsible for any costs or expenses incurred by Buyer under this Section 14 without Supplier's prior written permission, which shall not be unreasonably withheld.

15.  RETENTION AND AUDITS
     --------------------

        Supplier will maintain complete and accurate records of the Services performed under this Agreement for a period of five (5) years after the completion of these Services.

16.  INDEPENDENT  CONTRACTOR
     -----------------------

        In performing Services under this Agreement, Supplier is an independent contractor and its personnel and other representatives shall not act as nor be agents or employees of Buyer. As an independent contractor, Supplier will be solely responsible for determining the means and methods for performing the required Services. Supplier shall have complete charge and responsibility for personnel employed by Supplier; however, Buyer reserves the right to instruct Supplier to remove from Buyer's premises immediately any of Supplier's personnel who is in breach of Section 12 or 17 of this Agreement. Such removal shall not affect Supplier's obligation to provide Services under this Agreement.

17.  SECURITY
     --------

        Supplier acknowledges Intel's requirement that employees of Supplier performing work at Buyer's facilities, who require unescorted access to those facilities, shall have no record of criminal convictions involving drugs, assaultive or combative behavior, or theft within the last five years. Supplier understands that such employees may be subject to criminal history investigations by Buyer at Buyer's expense and will be denied access to Buyer's facilities if any such criminal convictions are discovered. Supplier represents that it has not done background checks or drug testing on its employees, and agrees that it shall instruct its employees not to accept unescorted access to Intel facilities.

18.  MERGER, MODIFICATION, WAIVER, AND REMEDIES
     ------------------------------------------

INTEL/NUMERICAL CONFIDENTIAL

 A. This Agreement contains the entire understanding between Intel and Supplier with respect to the subject matter hereof and merges and supersedes all prior and contemporaneous agreements, dealings and negotiations. No modification, alteration, or amendment shall be effective unless made in writing, dated and signed by duly authorized representatives of both parties.

 B. No waiver of any breach hereof shall be held to be a waiver of any other or subsequent breach.

 C. Each party's rights and remedies herein are in addition to any other rights and remedies provided by law or in equity.

 D. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal, or unenforceable, such determination shall not affect the validity of the remaining provisions unless Intel determines in its discretion that the court's determination causes this Agreement to fail in any of its essential purposes.

19.  ASSIGNMENT

     Neither party may assign or factor any rights in nor delegate any obligations under this Agreement or any portion thereof without the written consent of the other. Each party may cancel this Agreement for cause should the other party attempt to make an unauthorized assignment of any right or obligation arising hereunder. Notwithstanding the foregoing, such other party's consent will not be required for any assignment by a party of this Agreement to a third party in connection with a Change of Control provided that the foregoing does not limit either Party's termination rights under
     Section 6(c) of the Agreement. Any attempted assignment, delegation or transfer by Party in derogation of the foregoing shall be null and void. Subject to the foregoing, this Agreement shall be fully binding upon, inure to the benefit of and be enforceable by the Parties hereto and their respective permitted successors and assigns.

20.  APPLICABLE LAW
     --------------

     This Agreement shall be governed by the laws of the State of New York, excluding its conflict of laws provision. The provisions of the United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

21.  HEADINGS
     --------

     The headings provided in this Agreement are for convenience only and shall not be used in interpreting or construing this Agreement.

22.  SPECIFIC PERFORMANCE
     --------------------

     Notwithstanding anything else contained in this Agreement, Intel and Supplier specifically agree that failure to perform certain obligations undertaken in connection with this Agreement may cause irreparable damage, and that monetary damages may not provide an adequate remedy in such event. The parties further agree that Supplier's failure to complete performance of the Services called for in this Agreement or on any project released under this Agreement or to deliver or effect delivery of Services and/or materials as contracted may be such certain obligations. Accordingly, it is agreed that, in addition to any other remedy to which the non-breaching party may be entitled, at law or in equity, the non-breaching party shall be entitled to seek an order of specific performance to compel performance of such obligations in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction.

23.  RIGHT TO DEVELOP
     ----------------

     Subject to the provisions of Section 10, Intel reserves the right to independently develop (without reference to the Software or other intellectual property of Supplier) (subject to the Patent Cross License Agreement (to which this Agreement is Exhibit "A", market, distribute, and otherwise commercially exploit software and/or firmware products of any type whatsoever, including without limitation software and/or firmware that are similar to or compete with the Software (but subject in each case to the Patent Cross License Agreement (to which this Agreement is Exhibit A)). Further, nothing in this Agreement shall be interpreted to create an obligation on the part of Intel to use the Software for any purpose whatsoever. Nothing in this Section 23 shall be deemed to provide Intel with a license (whether express or implied) to the intellectual property of Supplier.

24.  LIMITATION OF LIABILITY
     -----------------------

     IN NO EVENT SHALL EITHER PARTY OR THEIR SUPPLIERS BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, LOSSES, COSTS OR EXPENSES OF ANY KIND, HOWEVER CAUSED AND WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE), PRODUCT LIABILITY OR ANY OTHER THEORY OF LIABILITY, INCLUDING BUT NOT LIMITED TO LOST PROFITS, COSTS OF PROCUREMENT OF SUBSTITUTE GOODS, LOSS OF GOODWILL, LOSS OF DATA OR SYSTEM USE, AND OTHER BUSINESS LOSS, REGARDLESS OF WHETHER SUCH PARTY KNOWS OR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, LOSSES, COSTS, OR EXPENSES. IN NO EVENT SHALL SUPPLIERS' AGGREGATE LIABILITY UNDER THIS AGREEMENT EXCEED THE TOTAL AMOUNT PAID BY BUYER FOR THE SOFTWARE AND SERVICES UNDER THIS AGREEMENT. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED TO LIMIT EITHER PARTY'S LIABILITY FOR PERSONAL INJURY (INCLUDING BODILY INJURY) OR DEATH, PROPERTY DAMAGE, OR ANY INDEMNIFICATION PROVIDED BY EITHER PARTY TO THE OTHER PARTY UNDER THIS AGREEMENT. SUPPLIER'S TOTAL, CUMULATIVE LIABILITY UNDER SECTION 11 FOR ANY AND ALL CLAIMS OF INFRINGEMENT OF PATENTS WILL BE LIMITED TO THE AGGREGATE AMOUNT OF $[***]

     25.  DERIVATIVE WORKS AND INVENTIONS
          -------------------------------

 A. The Parties agree that the ownership of all works of authorship, inventions, improvements, developments and discoveries conceived, made or discovered by Supplier, solely or in collaboration with others, in the course of performance of the Services provided for Buyer as well as any Derivative Works (except as provided in Section 3D), as well as all patents, trade secrets, trademarks and other intellectual property rights therein and thereto (collectively, the "Inventions") shall be agreed upon by the Parties in a separate writing, including without limitation any applicable Statement of Work for Services prior to the start of any such Services.

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

INTEL/NUMERICAL CONFIDENTIAL


26.  CUSTOMS AND EXPORT CONTROL
     --------------------------

     Intel and Supplier shall take appropriate steps to ensure that the distribution and export/re-export of the Software will be in compliance with the laws, regulations, orders, or other restrictions of the U.S. Export Administration Regulations. Supplier will provide, upon Intel's Customs Department reasonable request, all necessary import and export related information regarding the Software to meet any applicable export or import regulation, including, without limitation, a statement of origin for all Software and applicable customs documentation for Software which is wholly or partially developed and/or packaged outside of the country of import.

27.  SURVIVABILITY
     -------------

     The following sections shall survive termination or expiration of this
     Agreement: Sections 1, 6, 7, 9, 10, 11, 14, 15, 16, 18, 20, 21, 22, 23, 24,
     25, and 27, and Paragraphs 3C, 3E and 5D, the provisions of Addendum A, Addendum B and the provisions of any and all Certificates of Originality and Assignments of Intellectual Property which are executed by Supplier, will survive any termination or expiration of this Agreement. In addition, to the extent Addendum A indicates that the Time Period for designated Software is "perpetual," Section 3A and 3D shall survive any termination or expiration of this Agreement.

NTI and INTEL CONFIDENTIAL


                                 ADDENDUM "A"
                                 ------------

                  SOFTWARE DESCRIPTION, SPECIFICATION, PRICE


  NAME /
  ------
DESCRIPTION              SPECIFICATIONS                     PRICE
-----------              --------------                     -----

[***] user licenses      iNPhase phase shifting software    See Exhibit B
                                                            to the Patent Cross
                                                            License Agreement.


--------------------------------------------------------------------------------

                            SUPPORT AND MAINTENANCE


     LIST OF
  SERVICES PROVIDED                                FEES
  -----------------                                ----

Software Support and Maintenance                Set forth in Exhibit B to Patent
including Software Updates, telephone       Cross License Agreement for pricing.
and applications support                      Pricing for the period beyond that
                                          reflected in such Exhibit B is subject
                                                to the parties mutual agreement.


[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

INTEL/NUMERICAL CONFIDENTIAL

             DESCRIPTION OF SERVICES - STATEMENT OF WORK TEMPLATE:

1.   PROJECT DURATION, PHASES, AND PAYMENT
     -------------------------------------

     1.1 Project Duration. The Project Duration will be for a period of_______ from the Effective Date.

     1.2 Project Phases. The Project will be developed in ____ Phases. The Phases and the work to be performed in each Phase are specified below:

          Phase 1:
          --------

          (1) Statement of Work for Phase (General description of work to be performed in this phase, including ownership of Intellectual Property, etc. in accordance with Section 25 of this Agreement):

          (2) Site where Work will be performed:

          (3) Intel Deliverables needed for Phase (Specific description of what Intel will provide to Supplier):

          (4) Product Deliverable (Specific description of what Supplier will deliver to Intel and what Intel will pay for):

          (5)  Due Date for Phase 1:

          (6) Acceptance Criteria (Describe how Intel will determine that the Product Deliverable meets Intel expectations):

          (7) Submission of Materials Upon Completion of Phase: When the work for this Phase is completed, Supplier will submit signed milestone payment request and Certificate of Originality in the form of Addendum ___ and the following: (insert description of other materials such as test reports, data, etc.):

          (8) Amount to be paid to Supplier by Intel upon completion of phase and acceptance by Intel in accordance with Paragraph 6 of this Statement of Work):

              $____________(If time and material payment basis, describe amounts payable for completion of each deliverable during this Phase, applicable rates, maximum amount if applicable.)

          Phase 2, 3, etc:  (Repeat above format for each Phase)
          ----------------

     1.3 Final Phase: Within seven (7) days after completion of the final phase of the Project, or the termination of the Project, Supplier will deliver to Intel the following:

          (1) All Product Deliverables, either in whole, or partially completed as of the termination of the Project;

          (2) Completed and signed Assignment of Intellectual Property for all Product Deliverables;

          (3) Completed Certificate of Originality for Product Deliverables

2.   PROJECT MANAGEMENT
     ------------------

          2.1  Project Managers:  The project managers for the Project are
               ----------------

          For Intel:                For Developer:

3.   ACCEPTANCE TEST PLAN. After Supplier has delivered the Product and the
     --------------------
     other materials to Intel, Intel shall test the Product for acceptance in accordance with the criteria set forth in the applicable Phase ("Acceptance Test Plan"). If the Product does not pass the Acceptance Test Plan, Intel will advise Supplier promptly and provide Supplier with a description of any defects and nonconformities. Supplier must correct any defect or nonconformities within ten (10) days and resubmit the Product and such other material as Intel may reasonably request. Intel will then retest the Product for acceptance using the Acceptance Test Plan.

INTEL/NUMERICAL CONFIDENTIAL

     If the Product still does not meet the Acceptance Test Plan, Supplier will attempt to correct any remaining defects or nonconformities, but after the second failure of the Product to pass the Acceptance Test Plan Supplier will be in default and at any time Intel may terminate the Project and exercise any of its rights under the Agreement.

INTEL/NUMERICAL CONFIDENTIAL

                                 ADDENDUM "B"
                        SUPPORT AND MAINTENANCE SERVICE

 1. COMPENSATION:  Supplier shall provide Services specified in Addendum A to
    -----------
    Intel. Intel and Supplier agree that the compensation which Supplier will receive for Services provided to Intel is listed on Addendum A. Intel shall not be responsible for any amount greater than the amount listed in Addendum
    A. Supplier shall be responsible for any and all payments to Supplier's subcontractors utilized in the performance of these Services. No additional billable activities will occur until and unless Intel issues a purchase order requesting such activities.

 2. SOFTWARE SUPPORT AND ERROR LISTINGS:  Supplier agrees to provide Intel with:
    A. The Releases, Updates and Upgrades for each Software program as provided in Addendum A. Software Releases, Updates and Upgrades shall (if obligated to be provided) be provided on CD-ROM or other formats as mutually acceptable to the parties.
    B. All necessary system reconfiguration Releases for hardware compatibility and support to ensure that the Software remains compatible with manufacturer's operating system software.
    C. Qualified telephone support available 8x5 Pacific Time(5) days a week, Monday through Friday, for the Software.
    D. Supplier's hotline telephone number is: (408) 919-1910
                                               --------------

     If the Software fails to conform to the specifications set forth in Addendum A, Supplier agrees to use reasonable efforts to modify the Software to conform to the Specifications, and to respond to general questions from Buyer regarding the use and functionality of the Software, according to the procedure and priority levels set forth below, as determined by Buyer.

  ----------------------------------------------------------------------------------------------------
   Priority Level             Critical                     Urgent                     Routine
  ----------------------------------------------------------------------------------------------------
   Priority Level     A problem preventing the    A problem impairing the      A problem impacting a
     Definition         operation of a major        operation of a major        minor, yet desired,
                     function of the Software.   function of the Software.     specified function or
                                                                             feature of the Software.
  ----------------------------------------------------------------------------------------------------
  Required Response  Supplier shall respond      Supplier shall respond      Supplier shall respond
                     within 1 hour and make      within 24 hours and make    within 72 hours and make
                     commercially reasonable     commercially reasonable     commercially reasonable
                     effort to provide a         effort to provide a         effort to provide a
                     correction to the error     correction to the error     correction to the error
                     within 24 hours from        within 72 hours from        within 30 business days
                     notice.                     notice.                     from notice.
  ----------------------------------------------------------------------------------------------------


    E. To the extent provided for in Addendum A, Supplier will promptly supply Intel's designated contact person (listed in Section 13) with all revisions or upgrades of Software application manuals and guides issued on a priority basis, together with a list of known Software errors and their respective solutions. This list will be distributed by Intel to its employees with a need to know.

 3. APPLICATION SUPPORT:  Supplier agrees to provide Intel with:
    --------------------
    A. Qualified telephone support available for Software and applications inquiries, with responses provided within one (1) business day. Supplier's hotline telephone number is: (408) 919-1910.
                                               ---------------
    B. Supplier's commercially reasonable efforts to verify any Software error within ten (10) business days after receiving notification of the error by Intel. If Supplier requires a test case to verify a Software error, Supplier shall verify the error within one (1) business day after receipt of a test case from Intel.
    C. On-site visits for applications support within two (2) business days when an on-site visit is required to remedy any Software error(s) due to non-compliance with Supplier's performance specifications described in Addendum B.
    D. If Supplier decides to cease production and/or support for any Software, Supplier shall promptly notify Intel and provide (to the extent it exists) a Software conversion methodology to any new or replacement product(s) Supplier will offer. Upon Supplier's discontinuance of the Software offering, Supplier will continue to fully support the current Software for a period of time ninety (90) days.

 4. DEFAULT:  Supplier and Buyer shall negotiate in good faith the terms and
    -------
    conditions of an escrow agreement by and among Buyer, Supplier and Data Securities International ("DSI") which shall upon completion become Addendum G to this Agreement. Pursuant to such escrow agreement, Supplier will make regular deposits of Source Code for the Software (excluding only those third party components which it does not have a right to deposit). The escrow agreement will provide for the release of the deposited material only on the conditions set forth in this section 4. In the event that Supplier defaults on the support obligations set forth above, Supplier agrees that the most current version of the Software and necessary documentation will be

INTEL/NUMERICAL CONFIDENTIAL

     released to Buyer for the sole and limited purpose of correcting an error reported to Supplier and returning operation of the Software as originally provided for in the specifications. Intel's receipt of Source Code shall not vitiate Supplier's duty to perform under this Agreement.

 5.  CONTACTS
     --------

     The following initial contact persons will facilitate Service scheduling, communications and notifications between Intel and Supplier. Either party may change its contact person by written notice to the other party.

     INTEL:  Richard Schenker          SUPPLIER:  Atul Sharan
             ----------------                     -----------

5200 NE Elam Young Parkway, RA1-240    70 West Plumeria Drive
Hillsboro, OR 97124                    San Jose CA 95134-2134

  (503) 613-8392 (tel)                 (408) 919-1910 (tel)
  (503) 613-8964 (fax)                 (408) 919-1920 (fax)

INTEL/NUMERICAL CONFIDENTIAL

                                  ADDENDUM C
                                  ----------

                        ALCOHOL AND DRUG FREE WORKPLACE


                                Not applicable.

INTEL/NUMERICAL CONFIDENTIAL

                                  ADDENDUM D
                                  ----------

                          PROTECTION OF INTEL'S ASSETS

     Supplier agrees to safeguard Intel's classified (i.e., Intel Confidential, Intel Secret, Intel Restricted Secret and Intel Top Secret) and proprietary information as provided for in the body of the parties' Agreement. Supplier also agrees to use and apply Intel's information protection methods stated below in this Addendum in the performance of Services. Supplier agrees that this performance standard applies to all Confidential Information, regardless of the medium (Intel's or Supplier's) in or on which it is retained or communicated and to software that is licensed by Intel for its internal use.

     Supplier is not automatically granted access to Intel Confidential Information. However, authorization to use or access Intel Confidential Information may be granted by Intel if access is necessary and directly related to Supplier's scope of work or duties. Unless specifically authorized, Supplier may not use or access Intel Confidential Information that may be happened upon or inadvertently discovered except as provided for under the terms of this Agreement. Neither may a Supplier or Supplier's employee control an Intranet web site at Intel.

     Supplier shall not modify Intel Confidential Information except as provided for under the terms of the Agreement or with the explicit permission of the Intel, with the exception of contract-related requirements or resources that allow for individual customization (e.g., Microsoft Windows user features). The Supplier's employees, agents, or subcontractors may not disclose Intel Confidential Information to their co-workers, except for disclosure to those similarly bound to protect Intel's intellectual property with a need to know to fulfill this Agreement.

                     INTEL INFORMATION PROTECTION METHODS
                     ------------------------------------

     This section outlines the Intel's minimum requirements for protection methods for all Intel Confidential Information that the Supplier's personnel may come in contact with. Intel recognizes that the correct and proper protection of its information rests with its employees and Suppliers who have been authorized access. Failure to comply with these requirements will provide grounds for immediate termination of this Agreement by Intel. Intel shall notify Supplier in the event it wishes to modify or amend this Addendum D.

     For further information or questions, contact your Intel management sponsor.

INTEL/NUMERICAL CONFIDENTIAL

                                  ADDENDUM E
                                  ----------

                          CERTIFICATE OF ORIGINALITY
                          --------------------------

          This Certificate of Originality must be completed by Supplier when furnishing software material (program product or offering and related documentation, or other software material) for Intel.

          One Certificate of Originality can cover one complete product, even if that product includes multiple modules. However, a separate Certificate of Originality must be completed for the code and another for its related documentation (if any.)

          Please leave no questions blank. Write "not applicable" or "N/A" if a question is not relevant to the furnished software material.

          **************************************************

1. Name of the software material (provide complete identification, including version, release and modification numbers for programs and documentation):

2. Was the software material or any portion thereof written by any party other than you, or your employees working within their job assignment?

               Yes ______       No  ______

               If Yes, provide the following information:

     (a) Indicate if the whole software material or only a portion thereof was written by such party, and identify such portion:

          ------------------------------------------------------------

               (b)   Specify for each involved party:

               (i)   Name:

               (ii)  Company:

               (iii) Address:

     (iv) If the party is a company, how did it acquire title to the software material (e.g., software material was written by company's employees as part of their job assignment)?

INTEL/NUMERICAL CONFIDENTIAL

          (v) If the party is an individual, did s/he create the software material while employed by or under contractual relationship with another party?

                         Yes  ______  No  ______

               If Yes, provide name and address of the other party and explain the nature of the obligations:

          (c) How did you acquire title to the software material written by the other party?

3. Was the software material or any portion thereof derived from any third party's pre-existing material(s)?

          Yes  ______    No  ______

          If Yes, provide the following information for each of the pre-existing materials:

          (a)  Name of the materials:

          (b)  Owner:

          (c)  How did you get the right to use the pre-existing material (s) ?

4. Identify below, or in an attachment, any other circumstances which might affect Intel's ability to reproduce and market this software product, including:

          (a)  Confidentiality or trade secrecy of pre-existing materials:

          (b)  Known or possible royalty obligations to others:

          (c) Pre-existing material developed for another party or customer (including government) where you may not have retained full rights to the material:

          (d) Materials acquired from a person or company possibly not having title to them:

          (e)  Other circumstances:


     SUPPLIER: _________________________

     Signature: ________________________

     Printed Name ______________________

     Title: ____________________________

     Date: _____________________________

INTEL/NUMERICAL CONFIDENTIAL

     Date: ______________________________



                                  ADDENDUM F
                                  ----------

                      ASSIGNMENT OF INTELLECTUAL PROPERTY



                                Not applicable.

INTEL/NUMERICAL CONFIDENTIAL

                                  ADDENDUM G
                                  ----------

                              SOURCE CODE ESCROW

                                Not applicable.

INTEL/NUMERICAL CONFIDENTIAL

                                  ADDENDUM H
                                  ----------

                            SUPPLEMENTAL PROVISIONS



                                Not applicable.

NTI and INTEL CONFIDENTIAL

                                   EXHIBIT B
                               Payment Schedule


--------------------------------------------------------------------------------

   Payment       License        Maintenance        Payment        Yearly Total
  Due Date   in ($ Millions)  in ($ Millions)  in ($ Millions)  in ($ Millions)
--------------------------------------------------------------------------------
    [***]         [***]            [***]            [***]            [***]


--------------------------------------------------------------------------------

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

INTEL/NUMERICAL CONFIDENTIAL


                                   EXHIBIT C
                                 Press Release

    INTEL ENTERS TECHNOLOGY LICENSING AGREEMENT WITH NUMERICAL TECHNOLOGIES

     San Jose, CA -- (INSERT DATE), 2001 -- Numerical Technologies, Inc. (NASDAQ: NMTC) today announced a multi-year, multi-million dollar technology cross-licensing agreement with the Intel Corporation for advanced photolithography solutions used in the production of high-end semiconductors.

     The agreement gives Intel the rights to use the Numerical patented phase-shifting technology and software for the production of advanced integrated circuits (ICs). In addition, Numerical gains access to Intel's patents related to advanced lithography, including phase shift mask technology.

     "Intel has always recognized the competitive value of leading edge process technologies," stated Dr. Jai Hakhu, Vice President, Technology and Manufacturing Group, General Manager, Technology Manufacturing Engineering, Intel Corporation. "We are pleased that this licensing relationship has significant value for both of us."

     "Intel is the recognized industry leader in semiconductor manufacturing," stated Y. C. (Buno) Pati, president and CEO of Numerical Technologies. "They have consistently been early developers and adopters of the most advanced process technology solutions and we are very excited that our successful ongoing relationship has resulted in this agreement."

     Numerical's production-proven phase-shifting technology enables semiconductor manufacturers to reliably and cost-effectively fabricate subwavelength ICs using available optical lithography equipment. Numerical's phase-shifting technology is the only commercially available strong phase-shifting technology that is currently used in IC production. It has been used to fabricate transistors as small as 25 nm-the world's smallest transistors manufactured with 248-nm lithography equipment. Numerical's phase-shifting technology is covered under US Patent #5,858,580.

About Numerical:

     Numerical Technologies Inc. develops and markets proprietary technology, software tools and services that enable the semiconductor industry to produce subwavelength integrated circuits, i.e., integrated circuits with components smaller than the wavelength of light used to create circuit patterns on silicon. Numerical's products and industry alliances form a comprehensive design-to-silicon solution that enables the creation of smaller, faster and more power-efficient semiconductors using available manufacturing equipment. Numerical's customers include the world's leading semiconductor companies, design automation tool vendors, semiconductor equipment suppliers and photomask manufacturers. Additional information about the company is available on the Web at http://www.numeritech.com,
-------------------------

INTEL/NUMERICAL CONFIDENTIAL

             (Safe Harbor paragraph to be inserted by Numerical.)


     CONTACTS:

     Numerical Technologies: Susan Lippincott, (408) 273-4474,
                             susan@numeritech.com

     MCA:  Chris Castillo, (650) 968-8900 x 118, ccastillo@mcapr.com

                                      ###